CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Integrated Living Communities, Inc.:

         We consent to the use of our reports included herein, relating to the financial statements of the Bullock Facilities as of December 31, 1996, and for the year then ended.

                                                           KPMG PEAT MARWICK LLP

Baltimore, Maryland
April 10, 1997